As filed with the Securities and Exchange Commission on April 14, 2020

Registration Statement No. 333-223320
Registration Statement No. 333-216386

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 (No. 333-223320)
Post-Effective Amendment No. 1 (No. 333-216386)
to
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

WINDSTREAM HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	46-2847717
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

4001 Rodney Parham Road	72212
Little Rock, Arkansas (Address of Principal Executive Offices)	(Zip Code)
WINDSTREAM 401(k) PLAN
(Full title of the plan)

Kristi M. Moody
Executive Vice President, General Counsel & Corporate Secretary
Windstream Holdings, Inc.
4001 Rodney Parham Road
Little Rock, Arkansas 72212
(Name and address of agent for service)

(501) 748-7000
(Telephone number, including area code, of agent for service)

 Copies to:
Geoffrey D. Neal
Kutak Rock LLP
124 West Capitol Avenue, Suite 2000
Little Rock, AR 72201
Phone: (501) 975-3000
Facsimile: (501) 975-3001

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ¨

DEREGISTRATION OF SECURITIES

Windstream Holdings, Inc., a Delaware corporation (the “Registrant”), is filing with the United States Securities and Exchange Commission (the “SEC”) these post-effective amendments to deregister the shares of common stock, $0.0001 par value per share, of the Registrant (the “Common Stock”), previously registered under the following Registration Statements on Form S-8 filed with the SEC (collectively, the “Registration Statements”), together with any and all plan interests registered thereunder:

•
Registration Statement No. 333-223320, as filed with the SEC on February 28, 2018, registering 15,000,000 shares of the Registrant’s Common Stock, issuable under the Windstream 401(k) Plan, as amended (“Plan”); and

•	Registration Statement No. 333-216386, as filed with the SEC on March 1, 2017, registering 20,000,000 shares of the Registrant’s Common Stock issuable under the Plan.

Effective February 22, 2019, a fund consisting primarily of the Registrant’s shares of Common Stock ceased to be an investment option under the Plan. The Registrant has terminated all offerings of the Registrant’s securities pursuant to the above-referenced Registration Statements. Accordingly, pursuant to the undertakings contained in such Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities registered that remain unsold at the termination of the offerings, the Registrant is filing this post-effective amendment to the Registration Statements to deregister, and does hereby remove from registration, any securities that remain unsold as of the date hereof.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Little Rock, State of Arkansas, on April 14, 2020.

WINDSTREAM HOLDINGS, INC.
By:	/s/ Kristi M. Moody
Name:	Kristi M. Moody
Title:	Executive Vice President, General Counsel & Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Tony Thomas	President, Chief Executive Officer and	April 14, 2020
Tony Thomas	Director (Principal Executive Officer)

/s/ Robert E. Gunderman	Chief Financial Officer and Treasurer	April 14, 2020
Robert E. Gunderman	(Principal Financial Officer)

/s/ John Eichler	Senior Vice President - Controller	April 14, 2020
John Eichler	(Principal Accounting Officer)

*	Chair, Director	April 14, 2020
Alan L. Wells

*	Director	April 14, 2020
Samuel E. Beall III

*	Director	April 14, 2020
Jeannie H. Diefenderfer

*	Director	April 14, 2020
Jeffrey T. Hinson

*	Director	April 14, 2020
William G. LaPerch

	Director	April 14, 2020
Julie A. Shimer

*	Director	April 14, 2020
Michael G. Stoltz

	Director	April 14, 2020
Walter L. Turek

*By:	/s/ Kristi M. Moody
Kristi M. Moody
Attorney-in-Fact

April 14, 2020

The Plan. Pursuant to the requirements of the Securities Act of 1933, the administrator of the Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Little Rock, State of Arkansas, on April 14, 2020.

BENENFITS COMMITTEE

/s/ Tony Thomas
Tony Thomas, Member

/s/ Robert E. Gunderman
Robert E. Gunderman, Member

/s/ Mary Michaels
Mary Michaels, Member

/s/ Emily Erkel
Emily Erkel, Member